UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On November 28, 2008, the Board of Directors of the Company adopted amended and restated by-laws. Among other things, the amended and restated by-laws clarify that the advance notice process set forth in the by-laws is the exclusive means for a shareholder of the Company to propose nominees for election to the Board or to submit other business before an annual or special meeting of shareholders, other than a matter properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the amended and restated by-laws expand the scope of information shareholders must provide when (1) demanding a special meeting of shareholders, (2) nominating a person for election as a director or bringing other business before a meeting of shareholders pursuant to the advance notice provisions or (3) seeking to have shareholders consent to corporate action in writing without a meeting. Shareholders must disclose all ownership interests in the Company, any arrangements or relationships with a shareholder-proposed nominee and any interest in a proposal other than board nominations. The amended and restated by-laws also clarify that once the Chairman of the Board determines that a contested election exists with respect to the election of directors, each director will be elected by a plurality of the votes cast regardless of whether a contested election continues to exist as of the date of the shareholder meeting.

The foregoing summary is qualified in its entirety by reference to the amended and restated by-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-laws of Fiserv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 3, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-laws of Fiserv, Inc.